Listing Report:Supplement No. 183 dated Mar 03, 2010 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Listing Report supplements the prospectus dated Jul 13, 2009 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 435489
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.39%	Starting borrower rate/APR:	27.39% / 29.73%	Starting monthly payment:	$123.10

Auction yield range:	11.05% - 26.39%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.73%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-2007	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	7	Inquiries last 6m:	1	Employment status:	Self-employed
Enhanced (1-5):	3	Current / open credit lines:	5 / 5	Length of status:	4y 6m
Credit score:	720-739 (Mar-2010)	Total credit lines:	7	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$893	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	10%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	diversification-platoon	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Car Purchase
I am planning on buying a 2007 Cobalt. I have $4,000 in cash but I need $3000 for the Tax, title, tags, & fees. I am a responsible person who takes my credit and financial serious. Besides this will also benefit my credit score as well since its my first loan, it will show I can be trusted with a loan.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 443895
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.0%

Starting lender yield:	22.69%	Starting borrower rate/APR:	23.69% / 25.98%	Starting monthly payment:	$234.42

Auction yield range:	8.05% - 22.69%	Estimated loss impact:	8.54%
Lender servicing fee:	1.00%	Estimated return:	14.15%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-2004	Debt/Income ratio:	42%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	12 / 9	Length of status:	3y 10m
Credit score:	700-719 (Mar-2010)	Total credit lines:	14	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$23,396	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	61%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	ans5166	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off Furniture
Purpose of loan:
This loan will be used to?
Pay off furniture I bought when I built my new home.
My financial situation:
I am a good candidate for this loan because?
I have a steady job and always pay my bills.
Monthly net income: $ 1800

Monthly expenses: $
??Housing: $ 400
??Insurance: $ 100
??Car expenses: $ 150
??Utilities: $ 100
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $?250
??Other expenses: $ 200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448173
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,600.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.56%	Starting monthly payment:	$72.38

Auction yield range:	17.05% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1999	Debt/Income ratio:	28%
Basic (1-10):	4	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	8 / 7	Length of status:	2y 10m
Credit score:	640-659 (Feb-2010)	Total credit lines:	28	Occupation:	Professional
Now delinquent:	4	Revolving credit balance:	$3,578	Stated income:	$25,000-$49,999
Amount delinquent:	$885	Bankcard utilization:	56%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	17
Screen name:	thoughtful-contract3	Borrower's state:	Nevada	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Usng funds for car repairs.
Thisi is my 4th loan requet posted.? So lets get this one done this time! I am requesting just $1600 this time. I will repay this loan back as soon as I get my tax refund back from the IRS. I would like to have this loan completed sometime before March 9th or sooner. This loan will end as soon as the loan amount is reached, Thanks for your help.

Purpose of loan:
This loan will be used for repairs to my car.. It will be repaid as soon as I get my tax refund check. It is direct deposited into my bank account.?

My financial situation:
I am a good candidate for this loan because I?am financially responsible and I am trying to get back on my feet after my?divorce.?

Monthly net income: $ 2100

Monthly expenses: $
??Housing: $ 0
??Insurance: $? 300
??Car expenses: $? 500
??Utilities: $? 0
??Phone, cable, internet: $? 100
??Food, entertainment: $? 200
??Clothing, household expenses $? 300
??Credit cards and other loans: $? 400
The delinquency on my credit report is medical bills, of which was Lasik surgery. I just paid it off last week. The amount was $2100.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448557
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.5%

Starting lender yield:	9.00%	Starting borrower rate/APR:	10.00% / 12.11%	Starting monthly payment:	$806.68

Auction yield range:	8.05% - 9.00%	Estimated loss impact:	8.68%
Lender servicing fee:	1.00%	Estimated return:	0.32%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1990	Debt/Income ratio:	16%
Basic (1-10):	5	Inquiries last 6m:	0	Employment status:	Part-time employee
Enhanced (1-5):	5	Current / open credit lines:	4 / 3	Length of status:	0y 9m
Credit score:	780-799 (Mar-2010)	Total credit lines:	21	Occupation:	Architect
Now delinquent:	0	Revolving credit balance:	$96	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	1%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	wise-useful-basis	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Start-up car service in Napa Valley
Purpose of loan:
This loan will be used to start a new car service in the Napa Valley. With this loan, we will purchase a new vehicle, obtain the necessary commercial auto, general liability and worker's compensation insurances, apply for business licenses, hire part-time drivers and open a bank account with a balance to help get us started. Initial projections for this business indicate that the business will be profitable even with one car operating three days per week.

My financial situation:
I am a good candidate for this loan because my credit history is healthy, not only with an outstanding pay-back record, but also with a long history. I currently have a part-time job working Monday through Thursday and intend to continue in this position until this new business venture expands to the point that it can support me full-time. In addition to my current revenue source, my spouse also works full-time in the transportation industry.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448563
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$14,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	8.00%	Starting borrower rate/APR:	9.00% / 9.34%	Starting monthly payment:	$445.20

Auction yield range:	3.05% - 8.00%	Estimated loss impact:	1.50%
Lender servicing fee:	1.00%	Estimated return:	6.50%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1982	Debt/Income ratio:	20%
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	18 / 17	Length of status:	16y 9m
Credit score:	840-859 (Feb-2010)	Total credit lines:	36	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$21,703	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	35%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	capital-force3	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
shopkeeper seeks shop ownership
Purpose of loan:
This loan will be used to? pay out the current owner a retail store in San Francisco. It's been a successful retail store of over six years.? The business has been analyzed by an established financial consultant who advises this to be a low risk investment.?? Five page business presentation available upon request including income statements.

My financial situation:
I am a good candidate for this loan because I have a proven repayment record with no missed monthly payments on any current balances.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448569
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$203.56

Auction yield range:	11.05% - 34.00%	Estimated loss impact:	10.87%
Lender servicing fee:	1.00%	Estimated return:	23.13%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1995	Debt/Income ratio:	37%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	13 / 10	Length of status:	0y 6m
Credit score:	640-659 (Feb-2010)	Total credit lines:	21	Occupation:	Computer Programmer
Now delinquent:	0	Revolving credit balance:	$19,370	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	94%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	MIKE_L	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off a credit card
Purpose of loan:
This loan will be used to pay off a credit card.? I'm back to work now at a?stable job,?however I was out of work for about 5 months last year.? I got behind on my credit card payments and I am just now getting caught up.? I am able to make all of my payments now, but I still got a settlement offer from?one of my Credit Cards.??This loan will be used to pay for part of the settlement. I owe about $16,300,?my current credit card payment is around $310, they are forgiving just under $9,000 and I will have to pay $7300?for the settlement.? The loan is for less than the settlement, I will use my tax return?for the remainder(I have already received it).

My financial situation:
I am a good candidate for this loan because I have always payed my bills on time.? Until I lost my job last year, I have always had excellent credit. Getting rid this credit card will greatly help my situation.? The payment for this loan, even at the highest interest rate will still be much less(?at least $100?less)?than the credit card payment.

Monthly net income: $?4416 (my income only)

Monthly expenses: $?3560
??Housing: $?625
??Insurance: $ 25
??Car expenses: $?200
??Utilities: $?150
??Phone, cable, internet: $?200??
??Food, entertainment: $?200
??Clothing, household expenses $100
??Credit cards and other loans: $1900?
??Other expenses: $ 260 Childcare

Additional Income
Ebay: $200/mo (this isn't always consistent)
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448587
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.5%

Starting lender yield:	8.25%	Starting borrower rate/APR:	9.25% / 11.35%	Starting monthly payment:	$797.91

Auction yield range:	8.05% - 8.25%	Estimated loss impact:	8.66%
Lender servicing fee:	1.00%	Estimated return:	-0.41%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1999	Debt/Income ratio:	37%
Basic (1-10):	4	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	21 / 19	Length of status:	1y 9m
Credit score:	760-779 (Mar-2010)	Total credit lines:	30	Occupation:	Accountant/CPA
Now delinquent:	0	Revolving credit balance:	$1,026	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	1%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	poetic-hope3	Borrower's state:	Massachusetts	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Buying a Business
Purpose of loan:
This loan will be used to purchase a business
My financial situation:
I am a good candidate for this loan because I have a steady income and will make payments on time.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448611
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	25.00%	Starting borrower rate/APR:	26.00% / 28.32%	Starting monthly payment:	$201.45

Auction yield range:	17.05% - 25.00%	Estimated loss impact:	19.44%
Lender servicing fee:	1.00%	Estimated return:	5.56%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-1998	Debt/Income ratio:	26%
Basic (1-10):	5	Inquiries last 6m:	3	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	9 / 9	Length of status:	1y 9m
Credit score:	700-719 (Mar-2010)	Total credit lines:	27	Occupation:	Analyst
Now delinquent:	0	Revolving credit balance:	$2,306	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	64%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	2
Screen name:	foxy-fairness2	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Advance from taxes refund
Purpose of loan:
To cover the down payment for a new carI made the bad decision of purchasing a car before I received my $8,000 first time home buyer cash back from the IRS. I called the IRS Folks they said that it will take about 12 16 week until I get that money and that is not until June. My financial situation:
I'm in a good finacial situation
My credit score is above a 700. I just got a House, I'm Married with another additional Income and I'm getting a raise in June of this year. ????

Monthly net income: $
By Myself $3800 combined with my wife $5600 ????
Monthly expenses: $
??Housing: $ 2600 ???? ???
??Insurance: $ 300
??Car expenses: $ 1000 ????
??Utilities: $ 95.00
??Phone, cable, internet: $ 381
??Food, entertainment: $ 300
??Clothing, household expenses $ 100 ????
??Credit cards and other loans: $ 400
??Other expenses: $ 100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448629
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	17.90%	Starting borrower rate/APR:	18.90% / 21.12%	Starting monthly payment:	$146.42

Auction yield range:	17.05% - 17.90%	Estimated loss impact:	18.99%
Lender servicing fee:	1.00%	Estimated return:	-1.09%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1987	Debt/Income ratio:	13%
Basic (1-10):	5	Inquiries last 6m:	5	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	6 / 5	Length of status:	28y 5m
Credit score:	720-739 (Feb-2010)	Total credit lines:	29	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$21,080	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	13
Screen name:	kindness-voyager	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying off bills
Purpose of loan:
This loan will be used to pay off bills into one payment?

My financial situation:
I am a good candidate for this loan because I got riped off?for 3,600.00 on? a loan that I was to recive and?Kenneth and Doyle riped me off
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448641
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,500.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.5%

Starting lender yield:	25.56%	Starting borrower rate/APR:	26.56% / 28.89%	Starting monthly payment:	$629.14

Auction yield range:	8.04% - 25.56%	Estimated loss impact:	9.11%
Lender servicing fee:	1.00%	Estimated return:	16.45%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-1995	Debt/Income ratio:	12%
Basic (1-10):	5	Inquiries last 6m:	4	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	10 / 7	Length of status:	1y 2m
Credit score:	780-799 (Mar-2010)	Total credit lines:	30	Occupation:	Computer Programmer
Now delinquent:	0	Revolving credit balance:	$5,932	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	42%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	1
Screen name:	worldly-integrity6	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Bridge loan for my Paralegal Biz
Purpose of loan:
Business Loan

My financial situation:
As a retired veteran, I have been thankfully blessed by God to have partnered with skilled individuals to work with in my new business venture.? We have utilized most of our resources and are positioned to revolutionize the legal industry with our business model.? We are looking for a bridge loan to assist us until our SBA funding comes through.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448729
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 27.31%	Starting monthly payment:	$278.32

Auction yield range:	17.05% - 24.00%	Estimated loss impact:	26.38%
Lender servicing fee:	1.00%	Estimated return:	-2.38%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-2003	Debt/Income ratio:	244%
Basic (1-10):	3	Inquiries last 6m:	5	Employment status:	Part-time employee
Enhanced (1-5):	2	Current / open credit lines:	6 / 5	Length of status:	0y 7m
Credit score:	660-679 (Mar-2010)	Total credit lines:	13	Occupation:	Teacher
Now delinquent:	0	Revolving credit balance:	$5,559	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	38%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	supreme-wealth8	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying credit card and student
Purpose of loan:
This loan will be used to pay credit card and student loan.? I just want to have one payment and one interest rate.

My financial situation:
I am a good candidate for this loan because I have a good credit score and I pay my bills on time.

Monthly net income: $ 3650.00

Monthly expenses: $
??Housing: $ 900
??Insurance: $ 122.70
??Car expenses: $ 360.00
??Utilities: $ 250.00
??Phone, cable, internet: $ 130
??Food, entertainment: $ 500
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 140.00
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448733
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$21,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	17.05%	Starting borrower rate/APR:	18.05% / 20.26%	Starting monthly payment:	$759.73

Auction yield range:	17.05% - 17.05%	Estimated loss impact:	18.94%
Lender servicing fee:	1.00%	Estimated return:	-1.89%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-2002	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	3	Inquiries last 6m:	1	Employment status:	Self-employed
Enhanced (1-5):	4	Current / open credit lines:	5 / 4	Length of status:	1y 3m
Credit score:	740-759 (Mar-2010)	Total credit lines:	11	Occupation:	Sales - Retail
Now delinquent:	0	Revolving credit balance:	$15,272	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	45%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	brightest-money-base	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Franchising second 7-Eleven
Purpose of loan: This loan will be used to finance second 7-Eleven franchise.
My financial situation: I am a good candidate for this loan because I already have franchised one 7-Eleven, and I have?been running it successfully since December of 2008. Existing store generates net income of $167,000 per year. I do not have any landing for the first store. I am pursuing for the second store, which is been approved by 7-Eleven. I will have to pay $187,000. Second store will generate approximate net income of $100,000. Citi Bank approved me for $75,000 for five years @8.00% interest rate. Only reason Citi Bank did not approved me for the amount I requested was, I do not have big landing history. But I am blessed that Citi Bank approved me for $75,000. I have $92,000 and working capital on hand. I will need $21,000 to make my dream come true with the help and trust of you all. Thanks in advance, May God Bless You.

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448735
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$180.94

Auction yield range:	17.05% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1996	Debt/Income ratio:	13%
Basic (1-10):	3	Inquiries last 6m:	3	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	10 / 10	Length of status:	2y 6m
Credit score:	640-659 (Feb-2010)	Total credit lines:	26	Occupation:	Sales - Commission
Now delinquent:	0	Revolving credit balance:	$5,347	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	77%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	8
Screen name:	FestivasPole	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Reduce Monthly Credit Line Payments
1.)? W-2 Stated Income 2009 - $121K? (Proof to be furnished upon request)

2.)? We bought our first home in August of 09, we took out a loan for $300,000 with 20% down at 5.25%, Escrow closed in under 30 days.? At that time, my Fico (house in my name) was over 700.? This is why $5900 @ 30+% should be a no-brainer and an extremely high-yielding investment for the folks on this site.? This is my second listing, and I probably should have included this information the first time around.? My apologies if you are here again!

3.)? Ability to repay - In addition to steady income (guaranteed by contract), this year I am expecting income tax refunds in the amount of $9300 from overpayment of 2009 taxes and $8000 in the form of a new home buyer tax credit.? We may very well take those proceeds to pay off this loan earlier than anticipated.? I also did not report my wife's income on the application, which brings our household income to over $160K. (Proof to be furnished upon request)

4.)? "HR" Rating - I made some financial mistakes and oversights several years ago.? When I applied for and closed my home loan, my FICO was about 710 in August 09.? Since then I have been on time with payments, so I assume the risk comes from a high Debt to Income or some such criteria.?

Thanks for considering my application for a loan.? Please let me know if you have any questions or concerns whatsoever, I would likely have many questions myself if I were on the other side of this listing.

Monthly net income: $ $7400

Monthly expenses: $
??Housing: $ 2270
??Insurance: $ 231
??Car expenses: $ 450
??Utilities: $ 400
??Phone, cable, internet: $ 120
??Food, entertainment: $ 300
??Clothing, household expenses $ Varies
??Credit cards and other loans: $ 1500
??Other expenses: $ 250
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448741
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	33.00%	Starting borrower rate/APR:	34.00% / 36.72%	Starting monthly payment:	$67.01

Auction yield range:	4.05% - 33.00%	Estimated loss impact:	2.27%
Lender servicing fee:	1.00%	Estimated return:	30.73%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-2005	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	8	Inquiries last 6m:	5	Employment status:	Self-employed
Enhanced (1-5):	2	Current / open credit lines:	13 / 12	Length of status:	1y 0m
Credit score:	760-779 (Feb-2010)	Total credit lines:	17	Occupation:	Accountant/CPA
Now delinquent:	0	Revolving credit balance:	$2,202	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	5%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	invincible-gain	Borrower's state:	Hawaii	Borrower's group:	LendersClub
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Establishing Credit with Prosper
Purpose of loan:
I am using this loan to establish myself as a borrower on Prosper. The funds will be reinvested into the Prosper community to help higher risk individuals. I am already a Prosper lender and I enjoy going past the big banks and into the hands of a community.

My financial situation:
I am a good candidate for this loan because I believe in the Prosper process of peer to peer lending. I also pay my bills on time. My financial situation is secure - I am currently renting, but I own and collect rent on a condominium unit.

Monthly Income $2600
Monthly Expenses $2100
Rent $650
Entertainment $250
Car & gas $300
Student Loans $150
Grocery $150
Savings $300
Other $300
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448747
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	30.23%	Starting borrower rate/APR:	31.23% / 33.63%	Starting monthly payment:	$258.77

Auction yield range:	11.05% - 30.23%	Estimated loss impact:	10.76%
Lender servicing fee:	1.00%	Estimated return:	19.47%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1995	Debt/Income ratio:	10%
Basic (1-10):	7	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	11 / 8	Length of status:	23y 9m
Credit score:	700-719 (Feb-2010)	Total credit lines:	16	Occupation:	Engineer - Mechanic...
Now delinquent:	0	Revolving credit balance:	$12,382	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	84%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	29
Screen name:	bold-capital-hotshot	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
buying a motorcycle
Purpose of loan:
This loan will be used to? Buy A Motorcycle

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $ 5500.

Monthly expenses: $
??Housing: $ 2100
??Insurance: $ 200
??Car expenses: $ 0
??Utilities: $ 300
??Phone, cable, internet: $ 140
??Food, entertainment: $ 400
??Clothing, household expenses $
??Credit cards and other loans: $ 200
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448753
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$20,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	3.10%	Starting borrower rate/APR:	4.10% / 4.43%	Starting monthly payment:	$591.37

Auction yield range:	3.05% - 3.10%	Estimated loss impact:	1.49%
Lender servicing fee:	1.00%	Estimated return:	1.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1994	Debt/Income ratio:	10%
Basic (1-10):	6	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	13 / 11	Length of status:	4y 8m
Credit score:	840-859 (Mar-2010)	Total credit lines:	26	Occupation:	Executive
Now delinquent:	0	Revolving credit balance:	$8,167	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	10%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	smith1	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	20 ( 100% )	840-859 (Latest)
Principal borrowed:	$5,000.00	< mo. late:	0 ( 0% )	780-799 (Jun-2008)
Principal balance:	$2,371.56	1+ mo. late:	0 ( 0% )
Total payments billed:	20
Description
Reducing Interest Rate on Note
Purpose of loan:
This loan will be used to reduce interest rate on a current note I have at 12%?

My financial situation:
I am a good candidate for this loan because I have perfect credit and low debt
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448759
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	30.23%	Starting borrower rate/APR:	31.23% / 33.63%	Starting monthly payment:	$215.64

Auction yield range:	11.05% - 30.23%	Estimated loss impact:	10.76%
Lender servicing fee:	1.00%	Estimated return:	19.47%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-1999	Debt/Income ratio:	31%
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	7 / 5	Length of status:	5y 9m
Credit score:	640-659 (Feb-2010)	Total credit lines:	14	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$27,301	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	96%
Public records last 12m / 10y:	1/ 1	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	obedient-vigilance8	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to pay off my high interest credit cards, every month i pay them on time and the balance is not coming down, i am a victim of the high interest rates that banks increased due to the credit crunch.

My financial situation:
I am a good candidate for this loan because i have been in full time employment for over 5 years and also have investment properties that provide a little extra income per month.

Monthly net income: $ 3200.00

Monthly expenses: $ 2516.00
??Housing: $ 750.00
??Insurance: $ 101.00
??Car expenses: $ 100
??Utilities:
??Phone, cable, internet: $ 65.00
??Food, entertainment: $ 200.00
??Clothing, household expenses $
??Credit cards and other loans: $ 1300
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448763
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$203.56

Auction yield range:	17.05% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-2007	Debt/Income ratio:	Not calculated
Basic (1-10):	5	Inquiries last 6m:	2	Employment status:	Not employed
Enhanced (1-5):	2	Current / open credit lines:	3 / 3	Length of status:	0y 8m
Credit score:	660-679 (Mar-2010)	Total credit lines:	6	Stated income:	Not employed
Now delinquent:	0	Revolving credit balance:	$2,613
Amount delinquent:	$0	Bankcard utilization:	49%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	credit-prairie	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
"Paying for Excess College Expenses
Purpose of loan:
This loan will be used to assist with other?law school expenses that my federal loans?do not?cover.?After?having to assist my?parents with some emergency money this past year, I realize that I do not have enough to cover my rent for the next 4 months as well as other bills (phone bill, food, utilities, etc).

My financial situation:
I am a good candidate for this loan because I have always been very responsible when it comes to my credit. In undergrad, when most of my friends had horrible credit, my credit score was 734. This past year has been the first time that it has taken a plunge due to providing emergency assistance to my parents. As a result of a few months of credit inquiries and giving them money, my credit score hit an ultimate low for be--- a mere 615. After I saw my report, I immediately paid off an entire credit card (which was over $1,200) which raised it to 685. However, after paying off that credit card, my funds are extremely low.

Monthly net income: $0 (student)?

Monthly expenses: $
??Housing: $?750
??Insurance: $ 147
??Car expenses: $ 200 (gas)
??Utilities: $ 120
??Phone, cable, internet: $ 235
??Food, entertainment: $ 300
??Clothing, household expenses $?200
??Credit cards and other loans: $?30,500
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448769
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%

Starting lender yield:	6.14%	Starting borrower rate/APR:	7.14% / 7.48%	Starting monthly payment:	$30.94

Auction yield range:	3.05% - 6.14%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	5.54%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-2005	Debt/Income ratio:	Not calculated
Basic (1-10):	10	Inquiries last 6m:	0	Employment status:	Not employed
Enhanced (1-5):	4	Current / open credit lines:	1 / 1	Length of status:	0y 7m
Credit score:	760-779 (Feb-2010)	Total credit lines:	3	Stated income:	Not employed
Now delinquent:	0	Revolving credit balance:	$0
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	immaculate-currency	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Student who needs a little help
Purpose of loan:
This loan will be used mostly to build credit because I am in my third year of college and I am starting to think a lot more about my credit rating, especially with credit being so much a part of life today. I major in Automotive Aftermarket Management & Business Management, and upon graduation I plan to attend MMI in Orlando, Florida. I am a driven and self-motivated person at an entrepreneurial privately funded college that has taught me how to properly manage my budget to help me make the adjustment from school to work. This year a couple unexpected expenses came which used almost all the money I had budget out and I could go to my?family to ask for help, who I know would?help if I needed it.?With the fact that I know I can go to them for help and I work on the farm for family during the summer, which make much more than I am asking for, I know this will not be a struggle to repay.

My financial situation:
I am a good candidate for this loan because I am going to budget some of the money borrowed to make payments until summer. This summer I will make atleast double what I am asking for, repayment will not be an issue. Also I am currently actively?looking for?other work to start?after this summer?to?further assure the investor of repayment to the fullest and very confident one will be found.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448771
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$180.94

Auction yield range:	17.05% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1992	Debt/Income ratio:	57%
Basic (1-10):	4	Inquiries last 6m:	6	Employment status:	Full-time employee
Enhanced (1-5):	1	Current / open credit lines:	24 / 22	Length of status:	8y 3m
Credit score:	640-659 (Feb-2010)	Total credit lines:	75	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$30,941	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	95%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	benefit-blanket	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Fertility Expenses
Purpose of loan:

This loan will be used to? help pay some of my fertility expenses.? I have been trying to have a baby for 6 years and my insurance does not cover anything.

My financial situation:

I am a good candidate for this loan because? I always pay my bills.? I am very conscious about my credit.? I am a paralegal for the Dept. of State so I do have a very secure job.? I have been?at that position for?over 8 years and before that I was a paralegal for 10 years at a local attorney's office.? I also?have a?part time job waitressing.??? My credit score is low because my debt to income ratio is high.? However, I make enough money to pay all my bills but I cannot claim my waitress money.? My fiance also lives with me and is a contractor.? We are more than able to pay the bills.?

Please help me finance some of my medical expenses so that I can afford my fertility expenses and medications.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448777
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$12,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$542.83

Auction yield range:	14.05% - 34.00%	Estimated loss impact:	15.57%
Lender servicing fee:	1.00%	Estimated return:	18.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-2004	Debt/Income ratio:	30%
Basic (1-10):	6	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	9 / 7	Length of status:	2y 4m
Credit score:	680-699 (Mar-2010)	Total credit lines:	15	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$12,799	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	63%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	commitment-flute	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Wedding Finances Help Needed
Purpose of loan:
This loan will be used to help fund our wedding in September 2010.

My financial situation:
I am currently a successful full-time employee at a consulting firm in the Washington DC area with great credit.? Due to personal family emergencies, I had to use most of my savings to support my family and parents while I have a wedding coming up in September.? This loan will be a great help to support my new journey in 2010.

Thank you in advance and God bless.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448781
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$158.33

Auction yield range:	17.05% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1987	Debt/Income ratio:	14%
Basic (1-10):	1	Inquiries last 6m:	8	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	13 / 10	Length of status:	10y 3m
Credit score:	640-659 (Feb-2010)	Total credit lines:	17	Occupation:	Sales - Retail
Now delinquent:	0	Revolving credit balance:	$2,094	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	41%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	ScarletShadow	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Grandma Paying for college
Purpose of loan:
Hope this works out. I am re-listing this loan at a lower amount. I'm a 58 year old student at LeTourneau University studying Teaching and Learning Specialization. I am going for a Masters in Education. My GPA is 4.0 I have worked full time and attended college for the last 3 years while maintaining my GPA. Please note I am a very hard worker in my last year of college and that I paid for my first 3 years without any loans. I don?t won?t to use up all of my saving to pay for my last year of college so I have come to prosper to apply for a loan.

My financial situation: I am a good candidate for this loan because? I have been on my current job for 10 years and have great job security also I pay all my bills on time. Plus I already retired from my first job of 28 years and have a set retirement check coming in. My retirement check alone is more than enough to cover the monthly loan payment so rest assured that this loan will be paid back and you will earn the most on your money. Monthly net income: $2,600.00Monthly expenses: $872.00
? Housing: $ none? I do not have a Mortgage my house was fully paid for a few years ago.
??Insurance: $73.00
??Car expenses: $100.00 only on gas? my car is fully paid for.
??Utilities: $ none
??Phone, cable, internet: $ 49.00
??Food, entertainment: $ 200.00
??Clothing, household expenses $300.00
??Credit cards and other loans: $150.00
? Other expenses: $ none
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448783
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$90.47

Auction yield range:	17.05% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1997	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	5	Inquiries last 6m:	1	Employment status:	Self-employed
Enhanced (1-5):	1	Current / open credit lines:	0 / 0	Length of status:	4y 6m
Credit score:	680-699 (Mar-2010)	Total credit lines:	2	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$0	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	flashman42	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Inventory Control System
Purpose of loan:
We have a new client that requires an inventory management system. We have obtained a year long agreement to receive, store, pull and ship parts nation wide for this client. To fulfill this agreement and additional clients we are in need of a bar code scanner and web based portal for our clients.

My financial situation:
I am confident I am a good candidate for this loan because of the following reasons.In the first week on board he has obtained a warehousing contract that will bring $24,000.00 profit. We are also now the client?s first line carrier, averaging 75 shipments a week. The revenue from this one client will provide more then sufficient revenue for this loan as well as future growth and development. Our additional revenue streams include local trucking, expedited services and international freight consulting. We currently factor our invoices but will no longer have need to with the additional business.

Monthly net income: $ 10,000.00 ????

Monthly expenses: $
??Housing: $ 0.0
??Insurance: $ 0.0
??Car expenses: $ 0.0
??Utilities: $ 0.0
??Phone, cable, internet: $ 125.00
??Food, entertainment: $
??Clothing, household expenses $ 19067.00
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448787
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18

Auction yield range:	17.05% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1994	Debt/Income ratio:	8%
Basic (1-10):	2	Inquiries last 6m:	5	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	4 / 4	Length of status:	15y 2m
Credit score:	720-739 (Mar-2010)	Total credit lines:	13	Occupation:	Clerical
Now delinquent:	2	Revolving credit balance:	$83	Stated income:	$25,000-$49,999
Amount delinquent:	$8,108	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	3
Screen name:	nourishing-loyalty3	Borrower's state:	SouthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Personal Loan
Purpose of loan:
This loan will be used to? Pat some bills off and repair some things around my home????

My financial situation:
I am a good candidate for this loan because?? I always pay my payment and all my debt
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448789
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,400.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.93%	Starting monthly payment:	$63.33

Auction yield range:	17.05% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-2000	Debt/Income ratio:	Not calculated
Basic (1-10):	5	Inquiries last 6m:	0	Employment status:	Not employed
Enhanced (1-5):	3	Current / open credit lines:	3 / 1	Length of status:	0y 4m
Credit score:	660-679 (Mar-2010)	Total credit lines:	12	Stated income:	Not employed
Now delinquent:	0	Revolving credit balance:	$0
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	colonel424	Borrower's state:	Kansas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off credit cards
Purpose of loan:
This loan will be used to pay off a couple of small credit cards.

My financial situation:
I am a good candidate for this loan because of my credit history.

Monthly net income: $ 1600

Monthly expenses: $
??Housing: $ 500
??Insurance: $
??Car expenses: $
??Utilities: $ 100
??Phone, cable, internet: $ 50
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448807
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 27.31%	Starting monthly payment:	$139.16

Auction yield range:	17.05% - 24.00%	Estimated loss impact:	35.88%
Lender servicing fee:	1.00%	Estimated return:	-11.88%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-1999	Debt/Income ratio:	26%
Basic (1-10):	1	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	1	Current / open credit lines:	13 / 7	Length of status:	10y 7m
Credit score:	640-659 (Feb-2010)	Total credit lines:	38	Occupation:	Computer Programmer
Now delinquent:	3	Revolving credit balance:	$28,330	Stated income:	$25,000-$49,999
Amount delinquent:	$21,222	Bankcard utilization:	98%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	9
Screen name:	coin-opera195	Borrower's state:	Arizona	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my Debts
Purpose of loan:
This loan will be used to pay off my credit cards and to get some needed house repairs.

My financial situation:
I am a good candidate for this loan because I'm a responsible father who pays his bills on time. All the negative information on my credit report has to do with my home modification that is almost completed. This loan will payoff four credit cards and a major water leak in my home that I just found out about. I currently pay about $300 in credit cards payment so I know I can handle a $150 payment.? Please help me clear my debt and save money.

Monthly net income: $ 2640

Monthly expenses: $
??Housing: $?750
??Insurance: $ 200
??Car expenses: $ 575
??Utilities: $ 300
??Phone, cable, internet: $?100
??Food, entertainment: $ 200
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 325
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448813
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	7.0%

Starting lender yield:	23.85%	Starting borrower rate/APR:	24.85% / 27.15%	Starting monthly payment:	$992.01

Auction yield range:	8.05% - 23.85%	Estimated loss impact:	7.57%
Lender servicing fee:	1.00%	Estimated return:	16.28%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1991	Debt/Income ratio:	25%
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	14 / 14	Length of status:	2y 3m
Credit score:	780-799 (Mar-2010)	Total credit lines:	38	Occupation:	Executive
Now delinquent:	0	Revolving credit balance:	$47,839	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	66%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	return-gusto3	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
House Payoff
Purpose of loan:
This loan will be used to bridge the existing gap between what my wife and I owe on the home and a recent offer I received to buy the?house.? I was working in the automotive industry?between 2005 and 2007.??I worked for a single owner who sold the business to a larger automotive holding company.? After the loss of my job I quickly found reemployment, but was forced to move to a new city.? The house we were living, and that?is reference for the loan, was only eighteen months old when we moved.? There remain many inventory homes for sell in the development, and so therefore difficult to compete with the builder.??My wife and I have never missed any bill payment,?and we've managed over?$6,000?in?monthly housing costs since moving out of the home.

My financial situation:
I am a good candidate for this loan because I have stable employment and don't represent any real credit risk. As you will see, my wife and I have never missed any payment.

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448817
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.5%

Starting lender yield:	24.57%	Starting borrower rate/APR:	25.57% / 27.88%	Starting monthly payment:	$400.62

Auction yield range:	8.05% - 24.57%	Estimated loss impact:	9.09%
Lender servicing fee:	1.00%	Estimated return:	15.48%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1986	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	4	Inquiries last 6m:	3	Employment status:	Self-employed
Enhanced (1-5):	1	Current / open credit lines:	12 / 12	Length of status:	7y 11m
Credit score:	760-779 (Mar-2010)	Total credit lines:	42	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$158,000	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	income-blueberry9	Borrower's state:	NewHampshire	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
fixing winter storm damage
Purpose of loan:
This loan will be used to? to repair winter storm damage not covered by insurance

My financial situation:
I am a good candidate for this loan because?I have worked since I was age 10 , I have paid my own way since age 16 ....I do not use credit cards I have been a member of American Express since 1986 .
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448823
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,250.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.30%	Starting monthly payment:	$56.55

Auction yield range:	14.05% - 34.00%	Estimated loss impact:	15.57%
Lender servicing fee:	1.00%	Estimated return:	18.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1993	Debt/Income ratio:	63%
Basic (1-10):	6	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	13 / 12	Length of status:	9y 2m
Credit score:	640-659 (Feb-2010)	Total credit lines:	46	Occupation:	Food Service Manage...
Now delinquent:	24	Revolving credit balance:	$8,820	Stated income:	$25,000-$49,999
Amount delinquent:	$4,356	Bankcard utilization:	86%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	35
Screen name:	suprmdl0001	Borrower's state:	Mississippi	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	57 ( 100% )	640-659 (Latest)
Principal borrowed:	$6,000.00	< mo. late:	0 ( 0% )	660-679 (Dec-2007) 560-579 (Jun-2007) 620-639 (Mar-2007)
Principal balance:	$1,905.03	1+ mo. late:	0 ( 0% )
Total payments billed:	57
Description
payoff credit cards
Purpose of loan:
(explain what you will be using this loan for) paying off high interest ?credit cards and boosting my credit score

My financial situation:
i will be?paying down high interest credit cards and boosting my credit score

Monthly net income: $ 3000

Monthly expenses: $
??Housing: $ 0.00
??Insurance: $ 300.00
??Car expenses: $ 250.00
??Utilities: $ 350.00
??Phone, cable, internet: $ 80.00Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $ 300.00
??Other expenses: $ 500.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448835
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	21.10%	Starting borrower rate/APR:	22.10% / 24.37%	Starting monthly payment:	$286.82

Auction yield range:	17.04% - 21.10%	Estimated loss impact:	19.20%
Lender servicing fee:	1.00%	Estimated return:	1.90%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-2005	Debt/Income ratio:	14%
Basic (1-10):	4	Inquiries last 6m:	3	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	2 / 2	Length of status:	1y 9m
Credit score:	720-739 (Mar-2010)	Total credit lines:	6	Occupation:	Sales - Retail
Now delinquent:	0	Revolving credit balance:	$1,975	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	35%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	cash-virtuoso3	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Purchasing used vehicle
Purpose:
Purchase a used vehicle and pay off credit card.

My financial situation:
I am a good candidate for this because I am always on time with my payments and I always have a positive bank account.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448837
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.0%

Starting lender yield:	22.68%	Starting borrower rate/APR:	23.68% / 25.97%	Starting monthly payment:	$136.73

Auction yield range:	8.04% - 22.68%	Estimated loss impact:	8.54%
Lender servicing fee:	1.00%	Estimated return:	14.14%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-2001	Debt/Income ratio:	16%
Basic (1-10):	8	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	8 / 4	Length of status:	6y 0m
Credit score:	720-739 (Feb-2010)	Total credit lines:	19	Occupation:	Food Service
Now delinquent:	0	Revolving credit balance:	$2,946	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	45%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	thisguybilly	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	40 ( 98% )	720-739 (Latest)
Principal borrowed:	$11,500.00	< mo. late:	1 ( 2% )	680-699 (Nov-2007) 640-659 (Sep-2006)
Principal balance:	$658.98	1+ mo. late:	0 ( 0% )
Total payments billed:	41
Description
Remodeling
Hello Potential Lenders,

I'm looking to take out a modest $3,500 loan to make some home improvements, specifically to our kitchen & bathroom.

I have been a member of Prosper for about 4 years now & have found it a useful tool in paying off everything from student loans to consolidating personal debt (at reasonable interest rates) while avoiding the TERRIBLY high interest rates of big business.

My payments are always on time if not early so that need not be a worry of yours in lending to me.

Thanks for your time & I sincerely appreciate your help.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448847
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$11,500.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	8.49%	Starting borrower rate/APR:	9.49% / 9.83%	Starting monthly payment:	$368.33

Auction yield range:	3.05% - 8.49%	Estimated loss impact:	1.50%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-1973	Debt/Income ratio:	56%
Basic (1-10):	8	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	17 / 15	Length of status:	3y 5m
Credit score:	800-819 (Mar-2010)	Total credit lines:	39	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$24,085	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	30%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	five-star-responsibility6	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Buying out lease
Purpose of loan:
This loan will be used to? Buy out lease from GMAC

My financial situation:
I am a good candidate for this loan because? undefinedundefinedundefinedundefinedundefined
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446542
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,050.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	20.07%	Starting borrower rate/APR:	21.07% / 24.69%	Starting monthly payment:	$39.60

Auction yield range:	8.05% - 20.07%	Estimated loss impact:	6.97%
Lender servicing fee:	1.00%	Estimated return:	13.10%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-1994	Debt/Income ratio:	31%
Basic (1-10):	10	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	9 / 9	Length of status:	12y 10m
Credit score:	640-659 (Feb-2010)	Total credit lines:	37	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$13,282	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	90%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	Runegeld	Borrower's state:	Wyoming	Borrower's group:	Wyoming Lending Group
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	23 ( 100% )	640-659 (Latest)
Principal borrowed:	$2,800.00	< mo. late:	0 ( 0% )	660-679 (Nov-2009) 620-639 (Feb-2008) 600-619 (Dec-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	23
Description
Re-Invest
Purpose of loan:
This loan will?be used to?re-invest in Prosper.

My financial situation:
I am a good candidate for this loan because?I have been employed full-time with the State of Wyoming for over 12 years.? My monthly payments are made on time if not early.??I am the secretary/treasurer for the local coin club and our subdivision?s water company.?This would be my second Prosper loan.

Monthly net income: $2600

Monthly expenses: $2145
??Housing: $450
??Insurance: $70
??Car expenses: $425
??Utilities: $150
??Phone, cable, internet: $200
??Food, entertainment: $50
??Clothing, household expenses $100
??Credit cards and other loans: $350
??Other expenses: $350
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446846
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	17.05%	Starting borrower rate/APR:	18.05% / 20.26%	Starting monthly payment:	$180.89

Auction yield range:	17.05% - 17.05%	Estimated loss impact:	18.94%
Lender servicing fee:	1.00%	Estimated return:	-1.89%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1984	Debt/Income ratio:	26%
Basic (1-10):	3	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	10 / 7	Length of status:	31y 4m
Credit score:	700-719 (Feb-2010)	Total credit lines:	56	Occupation:	Professional
Now delinquent:	1	Revolving credit balance:	$19,721	Stated income:	$75,000-$99,999
Amount delinquent:	$1,131	Bankcard utilization:	117%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	17
Screen name:	drwhostl	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	12 ( 100% )	700-719 (Latest)
Principal borrowed:	$6,000.00	< mo. late:	0 ( 0% )	680-699 (Aug-2009) 680-699 (Feb-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	12
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to? pay off remaining credit cards.

My financial situation:
I am a good candidate for this loan because? I had a previous loan with Prosper that was paid off early.

Monthly net income: $ 5200

Monthly expenses: $
??Housing: $ 2000
??Insurance: $
??Car expenses: $
??Utilities: $ 200
??Phone, cable, internet: $ 35
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448560
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	24.56%	Starting borrower rate/APR:	25.56% / 27.87%	Starting monthly payment:	$280.40

Auction yield range:	11.05% - 24.56%	Estimated loss impact:	10.61%
Lender servicing fee:	1.00%	Estimated return:	13.95%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-1990	Debt/Income ratio:	38%
Basic (1-10):	7	Inquiries last 6m:	4	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	20 / 20	Length of status:	3y 1m
Credit score:	660-679 (Feb-2010)	Total credit lines:	43	Occupation:	Executive
Now delinquent:	0	Revolving credit balance:	$96,608	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	81%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	tigerlion	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Business loan for working capital
Purpose of loan:
for working capital of business

My financial situation:
I have good reputation and credit records

Monthly net income: $ 15,000

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448566
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	20.00%	Starting borrower rate/APR:	21.00% / 23.25%	Starting monthly payment:	$150.70

Auction yield range:	17.05% - 20.00%	Estimated loss impact:	19.13%
Lender servicing fee:	1.00%	Estimated return:	0.87%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1989	Debt/Income ratio:	25%
Basic (1-10):	5	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	12 / 11	Length of status:	22y 11m
Credit score:	640-659 (Mar-2010)	Total credit lines:	29	Occupation:	Truck Driver
Now delinquent:	0	Revolving credit balance:	$8,844	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	99%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	kindness-gazer	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
auto loan for used car
Purpose of loan:
This loan will be used to? buy a used car

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $ 85,000

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448572
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$12,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$542.83

Auction yield range:	17.05% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-2005	Debt/Income ratio:	20%
Basic (1-10):	4	Inquiries last 6m:	3	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	8 / 7	Length of status:	0y 2m
Credit score:	660-679 (Mar-2010)	Total credit lines:	9	Occupation:	Nurse (RN)
Now delinquent:	0	Revolving credit balance:	$7,034	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	49%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	exciting-loot1	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Consolidation Before Marriage
* Note on credit rating:? Prosper has deemed me a HR, and I really do not know why.? My fico is low, but I have no delinquincies and my D/I ratio is only 10%.? Again, if you have any questions, please do not hesitate to ask.? Thanks!

Purpose of loan:
This loan will be used to consolidate several high balance credit cards that were used when we were undergrads.? Please note that my fiance's income will be included in the calculations below as this will be "our" loan, but for Prosper, the information it just under my name.? Thanks!

My financial situation:
We are good candidates for this loan because we both hold good, steady, professional jobs with a fairly high salary for the area.? We are hard working, and pay all of our debts on time.? Our combined annual income is $105k.?

Monthly net income: $ 6000

Monthly expenses: $
??Housing: $ 1095
??Insurance: $ 140
??Car expenses: $ 50
??Utilities: $ 100
??Phone, cable, internet: $ 105
??Food, entertainment: $ 200
??Clothing, household expenses $50
??Credit cards and other loans: $ 500
??Other expenses: $ Student loans $ 450
?Vehicle Loans $265

Thank you for taking the time to review our listing,
?and I hope you give us a chance to show you how responsible we will be.? If you have any questions or concerns, please ask us.? Thanks!

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448584
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$20,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	10.39%	Starting borrower rate/APR:	11.39% / 13.51%	Starting monthly payment:	$658.47

Auction yield range:	4.05% - 10.39%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	8.26%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-1985	Debt/Income ratio:	27%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	17 / 17	Length of status:	11y 2m
Credit score:	780-799 (Mar-2010)	Total credit lines:	29	Occupation:	Administrative Assi...
Now delinquent:	0	Revolving credit balance:	$219,409	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	82%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	justice-lava	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
My Loan
My financial situation:
I am a good candidate for this loan because I am very responsible with my money,and pay my bills?on time.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448596
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	17.10%	Starting borrower rate/APR:	18.10% / 20.31%	Starting monthly payment:	$543.04

Auction yield range:	17.05% - 17.10%	Estimated loss impact:	35.44%
Lender servicing fee:	1.00%	Estimated return:	-18.34%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1982	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	1	Inquiries last 6m:	3	Employment status:	Self-employed
Enhanced (1-5):	2	Current / open credit lines:	7 / 8	Length of status:	2y 10m
Credit score:	700-719 (Mar-2010)	Total credit lines:	20	Occupation:	Tradesman - Mechani...
Now delinquent:	1	Revolving credit balance:	$6,149	Stated income:	$100,000+
Amount delinquent:	$1,977	Bankcard utilization:	62%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	best-interest-relief	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
upgrades
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448602
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$271.42

Auction yield range:	17.05% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-2004	Debt/Income ratio:	42%
Basic (1-10):	4	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	12 / 11	Length of status:	1y 6m
Credit score:	640-659 (Mar-2010)	Total credit lines:	27	Occupation:	Engineer - Electric...
Now delinquent:	0	Revolving credit balance:	$5,002	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	91%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	1
Screen name:	urbane-money	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
PAYING OFF MY CREDIT CARDS
Purpose of loan:
This loan will be used to? pay off my credit cards and start saving to buy a house.

My financial situation: I am a good candidate for this loan because?I am working in a company that's doing good in this down economy, I have job security.

Monthly net income: $ 38,000 last years income

Monthly expenses: $ 2000
??Housing: $ 650
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448608
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$9,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	8.49%	Starting borrower rate/APR:	9.49% / 9.83%	Starting monthly payment:	$288.25

Auction yield range:	3.05% - 8.49%	Estimated loss impact:	1.50%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-1995	Debt/Income ratio:	20%
Basic (1-10):	8	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	8 / 7	Length of status:	1y 1m
Credit score:	800-819 (Mar-2010)	Total credit lines:	16	Occupation:	Pilot - Private/Com...
Now delinquent:	0	Revolving credit balance:	$5,552	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	20%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	upright-vigilance8	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pilot needs funding for jet rating
Purpose of loan:
This loan will be used to? Get a type rating in an Eclipse 500 jet to further my career.

My financial situation:
I am a good candidate for this loan because?I have excellent credit and a full time job.? Also, obtaining the type rating will greatly enhance my ability to obtain a higher paying flying job.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448620
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	23.00%	Starting borrower rate/APR:	24.00% / 26.29%	Starting monthly payment:	$235.40

Auction yield range:	17.05% - 23.00%	Estimated loss impact:	19.32%
Lender servicing fee:	1.00%	Estimated return:	3.68%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1998	Debt/Income ratio:	27%
Basic (1-10):	5	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	10 / 11	Length of status:	0y 8m
Credit score:	660-679 (Mar-2010)	Total credit lines:	25	Occupation:	Computer Programmer
Now delinquent:	1	Revolving credit balance:	$48,153	Stated income:	$100,000+
Amount delinquent:	$1,966	Bankcard utilization:	93%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	Colorado-Geek	Borrower's state:	Colorado	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Help Me Avoid Defaulting
Purpose of loan:
This loan will bring me current on my mortgage before I wind up in default and consolidate?ond smaller credit card payment I have with a high interest rate.

To be honest I have made some bad decisions with credit in the past that have come back to haunt me now that the credit card companies all jacked up their rates before the new laws took effect.? So I have had to make difficult decisions on which bills to pay and which to not pay.? Right now my mortgage is behind by 2 months, so basically I am making my January payment today but still need to catch up on February and March now.

My financial situation:
Take home pay each month is:?$5800
Take home pay each month starting April: $7050
Before taxes and insurance I will make about $103k this year

I am paying for my mortgage in Colorado Springs and rent while I work overseas, no getting out of either one right now.? I of course also have various credit cards, utilities, car, groceries, gas, and entertainment.

In April I finish paying back a pay advance I took from my company during my move for this current job.? This will add $625 post tax to each paycheck giving me an additional $1250 in take home pay each month that will be used to payoff this loan and continue making on time mortgage payments.

Send me a message if you want to know more.? If this works out I am going to do another loan to kill those credit card companies!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448632
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18

Auction yield range:	17.05% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-1990	Debt/Income ratio:	6%
Basic (1-10):	3	Inquiries last 6m:	4	Employment status:	Retired
Enhanced (1-5):	2	Current / open credit lines:	1 / 1	Length of status:	2y 3m
Credit score:	660-679 (Mar-2010)	Total credit lines:	6	Stated income:	$25,000-$49,999
Now delinquent:	1	Revolving credit balance:	$0
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	fund-comet9	Borrower's state:	Massachusetts	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
relocating to warmer climate
Purpose of loan:
This loan will be used to? rent the moving van and trailer to take this tiredold body to the gulf coast

My financial situation:
I am a good candidate for this loan because? my credit scores are being repaired and I should soon have an over 700 score

Monthly net income: $ 4000+

Monthly expenses: $
??Housing: $ 900
??Insurance: $ 100
??Car expenses: $ 20
??Utilities: $ 60
??Phone, cable, internet: $ 60
??Food, entertainment: $ 100
??Clothing, household expenses $ 30
??Credit cards and other loans: $ 0
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448638
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	17.05%	Starting borrower rate/APR:	18.05% / 20.26%	Starting monthly payment:	$361.77

Auction yield range:	17.05% - 17.05%	Estimated loss impact:	25.94%
Lender servicing fee:	1.00%	Estimated return:	-8.89%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1994	Debt/Income ratio:	22%
Basic (1-10):	2	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	2 / 2	Length of status:	5y 9m
Credit score:	660-679 (Mar-2010)	Total credit lines:	6	Occupation:	Food Service
Now delinquent:	0	Revolving credit balance:	$230	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	92%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	1
Screen name:	On-Time	Borrower's state:	Tennessee	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
On-Time
Purpose of loan:
This loan will be used to? This Loan Will be used to consolidate some bills and buy a used car.

My financial situation:
I am a good candidate for this loan because? I will pay this loan off in a timely manner.?????????

Monthly net income: $ 2600

Monthly expenses: $
??Housing: $ 650
??Insurance: $ 85
??Car expenses: $ 320
??Utilities: $ 75
??Phone, cable, internet: $ 20
??Food, entertainment: $ 80
??Clothing, household expenses $ 20
??Credit cards and other loans: $ 10
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448650
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.0%

Starting lender yield:	22.68%	Starting borrower rate/APR:	23.68% / 25.97%	Starting monthly payment:	$117.20

Auction yield range:	8.04% - 22.68%	Estimated loss impact:	8.54%
Lender servicing fee:	1.00%	Estimated return:	14.14%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1998	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Self-employed
Enhanced (1-5):	5	Current / open credit lines:	7 / 4	Length of status:	12y 2m
Credit score:	700-719 (Feb-2010)	Total credit lines:	14	Occupation:	Construction
Now delinquent:	0	Revolving credit balance:	$9,411	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	72%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	1
Screen name:	ore-saffron	Borrower's state:	Tennessee	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off a credit card
Purpose of loan:
This loan will be used to pay off a credit card and get rid of a high interest rate.

My financial situation:
I am a good candidate for this loan because I pay all my bills on time and have been self employed for 12 years now.

Monthly net income: $ 2,500-3,000 Monthly expenses: $ 1,767.50?Housing: $277.50
??Insurance: $65
??Car expenses: $75
??Utilities: $100
??Phone, cable, internet: $100
??Food, entertainment: $300
??Clothing, household expenses $
??Credit cards and other loans: $700
??Other expenses: $150
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448726
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,850.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.5%

Starting lender yield:	23.57%	Starting borrower rate/APR:	24.57% / 26.87%	Starting monthly payment:	$270.80

Auction yield range:	8.05% - 23.57%	Estimated loss impact:	9.06%
Lender servicing fee:	1.00%	Estimated return:	14.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1984	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	4	Inquiries last 6m:	4	Employment status:	Self-employed
Enhanced (1-5):	1	Current / open credit lines:	10 / 8	Length of status:	11y 0m
Credit score:	780-799 (Feb-2010)	Total credit lines:	46	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$54,527	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	68%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	proud-vigilance4	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
PLEASE HELP ME PROSPER
I have good credit and I have NEVER BEEN LATE making a payment from ANY creditor EVER. Please help fund my first Prosper loan.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448738
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$9,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	27.39%	Starting borrower rate/APR:	28.39% / 30.74%	Starting monthly payment:	$394.96

Auction yield range:	11.05% - 27.39%	Estimated loss impact:	10.68%
Lender servicing fee:	1.00%	Estimated return:	16.71%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1994	Debt/Income ratio:	19%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	7 / 6	Length of status:	0y 6m
Credit score:	660-679 (Feb-2010)	Total credit lines:	23	Occupation:	Sales - Commission
Now delinquent:	0	Revolving credit balance:	$158,764	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	93%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	willowstudios	Borrower's state:	NewHampshire	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Credit card consolidation
Purpose of loan:
I've worked in television and film for my whole career. I recently took a new job as an Account Manager at Rule Boston Camera which is the largest rental house in New England and has been in business for over 20 years. My salary is just under $40,000 and I make 10% commission on sales. I sell television, video and film equipment to television stations, video production companies, advertising agencies and filmmakers.? Rule Boston Camera recently expanded its sales division, so I was hired to get out there and bring in business.? I'm currently the project manager on the design and installation of television stations in the Boston area.? My job is secure and I'll be growing my income through 2010-11.

In addition to working at Rule, I also own 2 rental properties located on my primary residence. These 2 rentals create an additional $1800/mo. income.? In 2007-08 I used a home equity loan to fund the construction of these rental properties and I have an interest rate which is very low (currently %2.7!). The payment is $325/mo., yet my income from it is $1800/mo. with the rentals...so about $1500/mo. cash flow.

My goal is to consolidate credit card debt which I acquired when doing the construction. My hobby is studying finance, so in the past 2 years I've spent a lot of free time learning about assets and debt. I understand your role and mine in this loan.? Thank you for your consideration.

Chris

My financial situation:
I'm very responsible, have paid every bill I've ever had since I was 16 years old (I'm 37) and try to learn from my mistakes.

Monthly net income: $
Between my day job and rental income I bring home roughly $3500/mo. without any commissions.

Monthly expenses: $
??Housing: $ 1060 ($735/1st mortgage plus $325/equity loan)
??Insurance: $ 55 (car insurance)
??Car expenses: $ 0 (I own my car)
??Utilities: $ 75 (give or take)
??Phone, cable, internet: $ 55 (my job pays for my cell)
??Food, entertainment: $ 375 (I'm a vegan and frugal)
??Clothing, household expenses $ 50 (roughly)
??Credit cards and other loans: $ 275 (roughly)
??Other expenses: $ 100 (roughly)
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448748
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	7.0%

Starting lender yield:	21.94%	Starting borrower rate/APR:	22.94% / 25.22%	Starting monthly payment:	$386.78

Auction yield range:	8.05% - 21.94%	Estimated loss impact:	7.52%
Lender servicing fee:	1.00%	Estimated return:	14.42%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1994	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Self-employed
Enhanced (1-5):	4	Current / open credit lines:	10 / 8	Length of status:	0y 7m
Credit score:	780-799 (Mar-2010)	Total credit lines:	64	Occupation:	Executive
Now delinquent:	0	Revolving credit balance:	$0	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	respectful-money8	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
a "Super" business venture
My twin brother, cousin, and I have recently decided to follow our lifelong dream. We have always wanted to design and produce our own video game. The popularity of casual gaming on Facebook has made this dream attainable. We have each already donated $15,000 of our own money to our game. Now, we're entering our final phase of development and we each need to pony up another $10,000. I have chosen to use Prosper as my lender.

I am a very responsible individual... I've never had any problems with credit. I have a PhD in Educational Psychology with a research interest in social gaming, so this is an area in which I am an expert. If I need to, I will have no problem finding another great job... I just want to take this chance to work for myself.

Our game will launch on May 1st, when we expect to begin making money on micro-transactions. I am also doing contract work in the meantime to bring in over $2000 a month of income. I currently pay no rent, and so my bills are quite low.

Thank you for helping me fulfill my dream!

if you're interested in the game, check us out at www.qunify.com!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448754
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$14,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	8.49%	Starting borrower rate/APR:	9.49% / 9.83%	Starting monthly payment:	$448.40

Auction yield range:	3.05% - 8.49%	Estimated loss impact:	1.50%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-1996	Debt/Income ratio:	27%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	6 / 5	Length of status:	8y 8m
Credit score:	820-839 (Mar-2010)	Total credit lines:	55	Occupation:	Tradesman - Electri...
Now delinquent:	0	Revolving credit balance:	$0	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	crab-e-bill	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Business is growing
Purpose of loan:
We are a family owned residential electrical service contractor who is looking to?add another active service truck to our current fleet of 3. This will help us take advantage of?the increased demand for our services, that we have been experiencing for the last 12 months. We have been very blessed to?see our business continue to grow even in these tough times.

Since we already own the vehicle out right, as we do all of our service trucks. We will use this loan to purchase initial stock material,?equipment and supplement payroll for our new service technician.

My financial situation:
We are?a good candidate for this loan because? We are dedicated to paying our bills on time through good financial plannig and strong work ethic. We work very hard to make prudent decision regarding our business.

Thank you for your consideration
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448756
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$14,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$520.29

Auction yield range:	17.05% - 19.00%	Estimated loss impact:	26.06%
Lender servicing fee:	1.00%	Estimated return:	-7.06%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1995	Debt/Income ratio:	40%
Basic (1-10):	3	Inquiries last 6m:	4	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	11 / 10	Length of status:	13y 11m
Credit score:	680-699 (Feb-2010)	Total credit lines:	32	Occupation:	Civil Service
Now delinquent:	0	Revolving credit balance:	$58,873	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	98%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	reflective-payout8	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
CC Pay
Purpose of loan:
This loan will be used to pay off outstanding credit cards with a high interest rate

My financial situation:
I am a good candidate for this loan because I have the ability to pay off the loan before or within the stipulated time

Monthly net income: $ 6650.00

Monthly expenses: $
??Housing: $ 1575.00
??Insurance: $
??Car expenses: $
??Utilities: $ 50.00
??Phone, cable, internet: $ 100.00
??Food, entertainment: $ 200.00
??Clothing, household expenses $50.00
??Credit cards and other loans: $ 1650.00
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448772
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	20.07%	Starting borrower rate/APR:	21.07% / 23.58%	Starting monthly payment:	$56.57

Auction yield range:	8.05% - 20.07%	Estimated loss impact:	6.97%
Lender servicing fee:	1.00%	Estimated return:	13.10%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-1992	Debt/Income ratio:	20%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	12 / 9	Length of status:	1y 7m
Credit score:	680-699 (Mar-2010)	Total credit lines:	52	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$11,695	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	97%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	welder5	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Replacing a Leaking Bath Tub
Purpose of loan:
This loan will be used to help replace a leaking bath tub in my children's bathroom.

My financial situation:
I am a good candidate for this loan because I work hard, pay my bills and have a stable job and income.

Monthly net income: $ 6900

Monthly expenses: $
??Housing: $ 1400
??Insurance: $ 35
??Car expenses: $ 570
??Utilities: $ 140
??Phone, cable, internet: $ 150
??Food, entertainment: $ 200
??Clothing, household expenses $
??Credit cards and other loans: $?600
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448774
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	17.50%	Starting borrower rate/APR:	18.50% / 20.72%	Starting monthly payment:	$254.83

Auction yield range:	17.05% - 17.50%	Estimated loss impact:	35.47%
Lender servicing fee:	1.00%	Estimated return:	-17.97%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-2000	Debt/Income ratio:	41%
Basic (1-10):	1	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	1	Current / open credit lines:	22 / 21	Length of status:	0y 9m
Credit score:	660-679 (Mar-2010)	Total credit lines:	33	Occupation:	Analyst
Now delinquent:	1	Revolving credit balance:	$2,488	Stated income:	$25,000-$49,999
Amount delinquent:	$1,013	Bankcard utilization:	101%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	1
Screen name:	engaging-truth1	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying for college
Purpose of loan:
This loan will be used to pay off a graduate?school balance in order to enroll?in my final class before graduation.?

My financial situation:
I am a good candidate for this loan because I am very responsible and trustworthy.?

Monthly net income: $ 5000

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448790
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	29.00%	Starting borrower rate/APR:	30.00% / 32.38%	Starting monthly payment:	$127.35

Auction yield range:	11.05% - 29.00%	Estimated loss impact:	10.73%
Lender servicing fee:	1.00%	Estimated return:	18.27%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1995	Debt/Income ratio:	22%
Basic (1-10):	7	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	4 / 4	Length of status:	13y 10m
Credit score:	660-679 (Feb-2010)	Total credit lines:	18	Occupation:	Clerical
Now delinquent:	0	Revolving credit balance:	$324	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	7%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	15
Screen name:	determined-kindness	Borrower's state:	SouthDakota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Please help me pay my debts off
Purpose of loan:
This loan will be used to? pay off my debts. I made a few foolish mistakes and so I need help. I have made changes and i would like a loan to get these things taken care of so i can have some peace

My financial situation:
I am a good candidate for this loan because?I will make the payments and someday return the favor.?

Monthly net income: $ 18000

Monthly expenses: $
??Housing: $
??Insurance: $ 80
??Car expenses: $ 300
??Utilities: $
??Phone, cable, internet: $ 200
??Food, entertainment: $ 500
??Clothing, household expenses $
??Credit cards and other loans: $?600
??Other expenses: $ 100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448796
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%

Starting lender yield:	6.14%	Starting borrower rate/APR:	7.14% / 7.48%	Starting monthly payment:	$123.76

Auction yield range:	3.05% - 6.14%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	5.54%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1989	Debt/Income ratio:	27%
Basic (1-10):	10	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	16 / 15	Length of status:	12y 9m
Credit score:	760-779 (Mar-2010)	Total credit lines:	40	Occupation:	Analyst
Now delinquent:	0	Revolving credit balance:	$64,285	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	52%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	wise-keen-silver	Borrower's state:	WestVirginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Driveway Repair
Purpose of loan:
This loan will be used to?repair driveway after snow damage from winter storm.?

My financial situation:
I am a good candidate for this loan because? I am never late in paying a bill and have stable employment.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448804
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 39.15%	Starting monthly payment:	$45.24

Auction yield range:	14.05% - 34.00%	Estimated loss impact:	15.57%
Lender servicing fee:	1.00%	Estimated return:	18.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-2006	Debt/Income ratio:	50%
Basic (1-10):	6	Inquiries last 6m:	4	Employment status:	Full-time employee
Enhanced (1-5):	1	Current / open credit lines:	8 / 8	Length of status:	2y 9m
Credit score:	660-679 (Feb-2010)	Total credit lines:	12	Occupation:	Clerical
Now delinquent:	0	Revolving credit balance:	$959	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	95%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	5
Screen name:	top-ingenious-asset	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Getting Marry in May 2010
Purpose of loan:Getting Marry
This loan will be used to? to pay any unexpected expenses.

My financial situation: I have 2 stables jobs 40 hrs + 20 as a part time.
I am a good candidate for this loan because? I have 2 incomes, I have my mortgage pay by me and my Aunt (recently lost her house). I work as a full time in the mornings and I have a part time at Los Angeles Airport. I'm getting Marry in May.

Monthly net income: $ 2,834.25
Monthly expenses: $ 1,900.00
??Housing: $ 800.00
??Insurance: $ 80.00
??Car expenses: $ 250.00
??Utilities: $ 70.00
??Phone, cable, internet: $0
??Food, entertainment: $ 300.00
??Clothing, household expenses $?180.00
??Credit cards and other loans: $?100.00
??Other expenses: $ 130.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448814
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.73%	Starting monthly payment:	$67.85

Auction yield range:	17.05% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-2002	Debt/Income ratio:	2%
Basic (1-10):	3	Inquiries last 6m:	5	Employment status:	Full-time employee
Enhanced (1-5):	1	Current / open credit lines:	0 / 0	Length of status:	2y 9m
Credit score:	640-659 (Mar-2010)	Total credit lines:	2	Occupation:	Other
Now delinquent:	1	Revolving credit balance:	$0	Stated income:	$25,000-$49,999
Amount delinquent:	$423	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 2	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	responsible-platinum9	Borrower's state:	Tennessee	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
loan to grow printing business
Purpose of loan:
To grow a printing wholesale business that caters to the upcoming business owner. We have minimal markups

My financial situation:
I am a good candidate for this loan because i still believe we should provide a product that is trust worthy and useful at a low price.
Monthly net income: $ 3000.00

Monthly expenses: $ 1760
??Housing: $ 650
??Insurance: $ 150
??Car expenses: $ 480
??Utilities: $ 80
??Phone, cable, internet: $? Food, entertainment: $ 50
??Clothing, household expenses $ 150
??Credit cards and other loans: $ 0
??Other expenses: $ 200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448816
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	24.56%	Starting borrower rate/APR:	25.56% / 27.87%	Starting monthly payment:	$300.42

Auction yield range:	11.05% - 24.56%	Estimated loss impact:	10.61%
Lender servicing fee:	1.00%	Estimated return:	13.95%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-2003	Debt/Income ratio:	37%
Basic (1-10):	7	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	17 / 14	Length of status:	3y 9m
Credit score:	660-679 (Mar-2010)	Total credit lines:	39	Occupation:	Analyst
Now delinquent:	0	Revolving credit balance:	$18,765	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	75%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	courageous-benjamins8	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Need to consolidate debt
Purpose of loan:
This loan will be used to consolidate high interest debt

My financial situation:
I am a good candidate for this loan because I do not have any living expenses and can contribute a sizeable amount of my income to paying off a loan.? I have never had a late payment on any of my debts.

Monthly net income: $ 2200

Monthly expenses: $
??Housing: $ 0
??Insurance: $ 0
??Car expenses: $ 100-gas to and from work
??Utilities: $ 0
??Phone, cable, internet: $ 85
??Food, entertainment: $ 0
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 560
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448820
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$316.65

Auction yield range:	17.05% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1997	Debt/Income ratio:	44%
Basic (1-10):	3	Inquiries last 6m:	3	Employment status:	Full-time employee
Enhanced (1-5):	1	Current / open credit lines:	14 / 14	Length of status:	3y 5m
Credit score:	680-699 (Mar-2010)	Total credit lines:	40	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$19,070	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	98%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	silver-equilibrium	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Surgery for Daughter
Purpose of loan:
This loan will be used primarily to pay for the balance of the surgery that my daughter needs to help fix her chronic ear infections and hearing loss that my insurance doesn?t cover.The rest of the money will be used to pay off high interest credit cards and get on the right track again.
My financial situation:
I am a good candidate for this loan because in the last few years I have not missed a payment.I filed for bankruptcy eight years ago and have been trying to recover ever since. No matter how hard I try to get ahead, the high interest rates are keeping me behind.I now have the income, but not the best score so it is hard to get ahead.I am hoping someone can help.

Monthly net income: $ 3250

Monthly expenses: $
??Housing: $ 714
??Insurance: $ 100
??Car expenses: $ 650
??Utilities: $ 125
??Phone, cable, internet: $ 75
??Food, entertainment: $ 200
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 650
??Other expenses: $ 50
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448822
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18

Auction yield range:	17.05% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-2000	Debt/Income ratio:	42%
Basic (1-10):	5	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	8 / 7	Length of status:	7y 7m
Credit score:	640-659 (Mar-2010)	Total credit lines:	11	Occupation:	Administrative Assi...
Now delinquent:	0	Revolving credit balance:	$5,477	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	94%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	coolblue830	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	36 ( 100% )	640-659 (Latest)
Principal borrowed:	$5,000.00	< mo. late:	0 ( 0% )	600-619 (Oct-2008) 560-579 (Dec-2007) 640-659 (Jan-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	36
Description
Getting rid of a Cashcall acct
The purpose of the loan is to payoff is a $5000 Cashcall loan that I took to help payoff some last minute expenses when I purchased my automobile the beginning of 2006. My last loan with Prosper was originally meant for that, but it ended up falling short of what I needed to pay for everything and it had already funded and everything so I made the mistake of getting a Cashcall loan to over the leftover expenses.

My payments to them are ~$250/mo which I've never had a late with. It's automatically debited to them but the problem is it seems to be an interest only type thing and so my principal is hardly moving down at all despite constant payments. I'd actually get a lower monthly payment from a prosper loan while actually working to get that principal down so I don't anticipate any problems at all with payments.

This past February I paid off in full my Prosper loan, but now I'd like to consolidate the rest of my debts to get my credit back in order. As you can probably see, I never had any lates with my Prosper account and I fully intend and am able to do the same again. My income is very stable and even got a raise since I got my last prosper listing; I've worked at the same company for 8+ years. My salary pay is automatically direct-deposited into my account monthly.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448826
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$678.54

Auction yield range:	17.05% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1988	Debt/Income ratio:	30%
Basic (1-10):	1	Inquiries last 6m:	3	Employment status:	Retired
Enhanced (1-5):	2	Current / open credit lines:	2 / 1	Length of status:	16y 8m
Credit score:	660-679 (Mar-2010)	Total credit lines:	14	Stated income:	$25,000-$49,999
Now delinquent:	0	Revolving credit balance:	$0
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	community-poem	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying for college for my nephew
Purpose of loan:
This loan will be used to? Pay for college for my nephew. I understand how important is the proper education. A loan is not just a money matter. I want to help a young man become a stable and responsible person.I want to make him responsible for paying back a small part of this loan and I will be ready to make payments from my retirement account in case he will have hard times. Moral and financial support for young families will pay off in time.Thank you for your support ! This will be a life experience for him and financial education will increase his chances of success in his career path.

My financial situation:
I am a good candidate for this loan because? I am retired with monthly retirement income. I have my house paid off, my car paid off , savings account and I've never been late with payments in my life. I never borrowed more than I can afford and I am extremely conservative and disciplined when it comes about money.
I have a big part of my house rented and I have extra rental income every month.

Monthly net income: $ 3000

Monthly expenses: $
??Housing: $ 0
??Insurance: $ 50
??Car expenses: $ 50
??Utilities: $ 70
??Phone, cable, internet: $ 60
??Food, entertainment: $ 100
??Clothing, household expenses $
??Credit cards and other loans: $ 160
??Other expenses: $ 100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448832
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	17.05%	Starting borrower rate/APR:	18.05% / 20.26%	Starting monthly payment:	$361.77

Auction yield range:	17.05% - 17.05%	Estimated loss impact:	18.94%
Lender servicing fee:	1.00%	Estimated return:	-1.89%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1996	Debt/Income ratio:	33%
Basic (1-10):	3	Inquiries last 6m:	3	Employment status:	Full-time employee
Enhanced (1-5):	1	Current / open credit lines:	15 / 14	Length of status:	1y 2m
Credit score:	700-719 (Mar-2010)	Total credit lines:	35	Occupation:	Executive
Now delinquent:	1	Revolving credit balance:	$22,892	Stated income:	$50,000-$74,999
Amount delinquent:	$172	Bankcard utilization:	78%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	transparency-image	Borrower's state:	Alaska	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off credit cards
Purpose of loan:
This loan will be used to pay off my credit cards.

My financial situation:
I am a good candidate for this loan because I pay my bills and I have a good income.? I would just like to get rid of my cc debit sooner.? I moved out of my house a few months ago and started renting a place while I did some work on the house.? My wife and I are now turning the home into a rental for the next year as we want to get out of debit.? We both have good jobs and make good money, but we don't want to have debit in our lives.? The home will be going out to rent in a few weeks, this should bring in around another $2000 a month.??This will make it so I can pay off my truck and home quicker.? My wife and I just want to get rid of the high interest cc debit asap and that is the reason for this loan.? Credit card rates are just too high and I want to get it to one payment a month vs many small payments.? I plan to do away with all but one credit card, I'll keep the one that gets me airline miles and pay it off each month.

Monthly net income: $4000+

Monthly?Bills:? $3150
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448838
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.5%

Starting lender yield:	17.00%	Starting borrower rate/APR:	18.00% / 20.21%	Starting monthly payment:	$542.29

Auction yield range:	8.05% - 17.00%	Estimated loss impact:	8.89%
Lender servicing fee:	1.00%	Estimated return:	8.11%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1997	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	5	Inquiries last 6m:	0	Employment status:	Self-employed
Enhanced (1-5):	5	Current / open credit lines:	8 / 7	Length of status:	1y 7m
Credit score:	780-799 (Mar-2010)	Total credit lines:	23	Occupation:	Construction
Now delinquent:	0	Revolving credit balance:	$20,025	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	57%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	new-bonus-mermaid	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Working Capital
Purpose of loan:
This loan will be used for working capital for my business.

My financial situation:
I am a good candidate for this loan because I have a strong business with plenty of work. I will need this loan for cash flow purposes only. I have over $100,000 in receivables from long time customers. This loan will provide the working capital I need to pay for materials needed to continue doing business. We are a small business with around $600,000/yr of revenue and we only carry around $40,000 of long term debt. Much of our money is tied up right now in materials due to longer term jobs than normal. Feel free to visit our website at www.dsgnfab.com to get an idea of the type of work that we do. I have a very good credit score that I take pride in. My bills have always came first.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448840
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$9,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	20.00%	Starting borrower rate/APR:	21.00% / 23.25%	Starting monthly payment:	$339.08

Auction yield range:	17.04% - 20.00%	Estimated loss impact:	19.13%
Lender servicing fee:	1.00%	Estimated return:	0.87%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-2005	Debt/Income ratio:	Not calculated
Basic (1-10):	3	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	7 / 4	Length of status:	5y 2m
Credit score:	720-739 (Feb-2010)	Total credit lines:	11	Occupation:	Construction
Now delinquent:	0	Revolving credit balance:	$5	Stated income:	$0
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	usergd182	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	23 ( 96% )	720-739 (Latest)
Principal borrowed:	$6,000.00	< mo. late:	1 ( 4% )	700-719 (Feb-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	24
Description
Mainly improve credit score
To whom it may concern,

? I am taking out this loan for the main purpose of improving my credit score and the minor purpose of fixing up my family's recently purchased house. It is a great investment opportunity for you as there is no risk involved. I have a full time job as a carpenter making $25 an hour, have 2 savings accounts with over $7000 in them and am investing in a house in Des Plaines. I don't really have any expenses other than my insurance, cell phone and car payments. All of my other money I am either saving or putting into the house I am fixing up to sell.

??? I have only taken out 1 loan before and that had to be done with a cosigner because my credit was too light. The loan was for the 2007 Pontiac G6 that i recently purchased. I am about half way finished with paying that off but my credit remains very light and my score is only 700. I would like to be able to get a loan by myself and after paying off this loan my credit score should get a lot higher. Lending to this loan will help both of us out and be a great and safe investment for you.

Thank you for your time and help.

Sincerely
JMG

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448844
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,620.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.7%

Starting lender yield:	15.40%	Starting borrower rate/APR:	16.40% / 18.59%	Starting monthly payment:	$127.98

Auction yield range:	14.05% - 15.40%	Estimated loss impact:	15.37%
Lender servicing fee:	1.00%	Estimated return:	0.03%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-2004	Debt/Income ratio:	14%
Basic (1-10):	6	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	6 / 6	Length of status:	0y 6m
Credit score:	620-639 (Feb-2010)	Total credit lines:	13	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$2,033	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	69%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	10
Screen name:	ThrivingForSuccess	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	20 ( 100% )	620-639 (Latest)
Principal borrowed:	$2,984.00	< mo. late:	0 ( 0% )	620-639 (Jun-2008) 520-539 (Mar-2007) 520-539 (Feb-2007)
Principal balance:	$1,485.33	1+ mo. late:	0 ( 0% )
Total payments billed:	20
Description
DebtHelp (2nd loan)1st is half pd

As you can see, I have already received a loan from this site and have been paying each and every?month (never late).?I feel that is?proof that I will not have a problem paying for a second loan.

(I will be paying off the remaining 1st loan with this new loan).?=0)

Hello, I am a 28-year-old young woman?who has been living on her own for?7 years now. I was working for the same company (Outpatient hospital facility) for 4 years but recently made the resume jump to a better paying job (I was able to ask for a lot more being I graduated with honors last year & was ready to get more money)..?I have security at the new cardiology office?as I work overtime each weekend (about 50-60 hrs week on average). I am officially certified in Medical Coding & Billing as I graduated with honors last year and am looking to extend my knowledge a little more. I have looked into and signed up?for University of Phoenix online and am hoping to start that?within the next month.?I would like a second loan to pay off my?first prosper loan, put money?towards some of my schooling, as well as some dental work that I need to have done. Unfortunately, when I switched to a better paying job, I lost my dental insurance and have atleast 2 or 3 root canals that are severe in nature. I know my credit rating?had dropped a few years back, but I have since been?rebuilding it and have been able?to get things back to?normal.?

??My?future is very important to me & I intend on making a life for myself that does not involve the struggles most people deal with on a daily basis.?I want more for myself. Especially since there has been talk about Social Security being taken away from us by the time I retire. Financially speaking, it is getting tougher for people of my age to secure a good future.?Since I have received my national billing & coding?certification, I am confident that?I will meet & exceed my long-term goals which includes my obtaining a degree soon.?I know what I want and how to obtain it. If you should have any questions or would like me to verify any of this information please do not hesitate to ask. I appreciate all who have taken the?time to read this. Thank you and God Bless.?

Below is what I pay on a monthly basis:
Rent $910.00
Car Insurance: $104.00??
Car payments: None
Cable/Modem: $130.00
Electric: $30.00 - $58.00 (Free heating in winter / One A/C unit in summer)
Phone: $50.00
Credit Cards: $80.00
Student Loan:??$50.00
Food: $100.00 - $200.00
Gas per week: $40 (I live?within?minutes from where I work)???
The apartment, electric, cable/modem, &?phone?are?all in my name.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448856
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$14,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$655.92

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-1995	Debt/Income ratio:	10%
Basic (1-10):	2	Inquiries last 6m:	3	Employment status:	Full-time employee
Enhanced (1-5):	1	Current / open credit lines:	2 / 1	Length of status:	3y 4m
Credit score:	640-659 (Feb-2010)	Total credit lines:	11	Occupation:	Engineer - Mechanic...
Now delinquent:	2	Revolving credit balance:	$0	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	9
Screen name:	diverse-social	Borrower's state:	NewHampshire	Borrower's group:	440+ Supporting Lenders. Get FUNDED @ LOWER % than ANY group
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Worth the Risk, $1500 down to $656
Loan Purpose:
Paying AmEx $1500/month and never late. Purchased furniture and then found myself in need of serious emergancy car repairs.? Car required for 97 round trip commute to work.? This loan will reduce that to $656 which includes some other small debts and a new computer. It will also allow me to save money, rebuild credit and be debt free in 3 years. Thank you for your consideration and know that this will be a mutually beneficial.

Why I am a good Risk: $1593 expendable income with loan
I have been stable job for the past 3+ years and foresee that to continue. I have sufficient income to pay the loan ($4300 income - $2051 expenses - $656 loan = $1593) As an Eagle Scout I learned personal responsibility. I am responsible for borrowing this money as well as paying it back.? I used to have?720+ credit and I want to get back there.

In 2006 I lost my job due to a plant closure. Credit cards were low priority. Once employed again?I worked with the creditors; 2 offering settlements and the 3rd a payment plan. On track for the past 3 years.? My credit report is still being corrected (taking forever) to reflect that, and still shows past due amounts and late payments (found the errors after being denied by my credit union).?Repaying this loan will definitely help me reprove my credit worthiness.

Monthly Net Income: $4300
Monthly Expenses: $2051
Housing/Utilities: $820
Car Expenses: $380
Food/Household: $545
Other: $306 (excluding AmEx)
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448874
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$90.47

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1989	Debt/Income ratio:	42%
Basic (1-10):	5	Inquiries last 6m:	3	Employment status:	Full-time employee
Enhanced (1-5):	1	Current / open credit lines:	9 / 8	Length of status:	1y 5m
Credit score:	700-719 (Mar-2010)	Total credit lines:	38	Occupation:	Executive
Now delinquent:	3	Revolving credit balance:	$172,227	Stated income:	$25,000-$49,999
Amount delinquent:	$802	Bankcard utilization:	81%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	rupee-associate	Borrower's state:	Alabama	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off dept
Purpose of loan:
This loan will be used to catch up my?montly bills?that have fallen behind due to some unexpected expeses.

My financial situation:
I am a good candidate for this loan because I? can pay my bills on time and your monthly payments can be deducted from my checking account.? My paychecks are on direct deposit, so they will always be in my bank account when they should be.? Thank you for your consideration.

Monthly net income: $ 3000

Monthly expenses: $ 2515 -- My husband pays for all utilites, cell phone, housing, car payment, etc.
??Housing: $
??Insurance: $
??Car expenses: $ 100
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $?50
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 1265
??Other expenses: $ 1000
Information in the Description is not verified.